Exhibit 15.1

ERNST & YOUNG (HELLAS) Certified Auditors – Accountants S.A. Chimarras 8B, Maroussi, 151 25, Greece	Tel: +30 210 2886 000 Fax:+30 210 2886 905 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-198832, as amended) of Star Bulk Carriers Corp.; and

2.	Registration Statement (Form F-3 No. 333-197886, as amended) of Star Bulk Carriers Corp.; and

3.	Registration Statement (Form F-3 No. 333-191135, as amended) of Star Bulk Carriers Corp.; and

4.	Registration Statement (Form F-3 No. 333-180674, as amended) of Star Bulk Carriers Corp.; and

5.	Registration Statement (Form S-8 No. 333-176922) of Star Bulk Carriers Corp.

of our reports dated March 21, 2017, with respect to the consolidated financial statements of Star Bulk Carriers Corp. and the effectiveness of internal control over financial reporting of Star Bulk Carriers Corp. included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young (Hellas) Certified Auditors - Accountants S.A.
Athens, Greece
March 21, 2017